FORM 55-102F6
INSIDER REPORT

Box 1. Name of the Reporting Issuer (Block Letters)

MICROMEM TECHNOLOGIES INC.

Box 2. Insider Data

Relationship(s) to Reporting Issuer		Date of Last Report Filed
4		or	5	3	2001
			Day	Month	Year
Change in Relationship From Last Report		If Initial Report, Date on Which you Became an Insider
No
			Day	Month	Year

Box 3. Name, Address and Telephone Number of the Insider (Block Letters)

Family Name or Corporate Name
FLEMING
Given Names
STEPHEN
No.	Street		Apt.
PO Box 5645
City
Santa Fe
Prov.		Postal Code
New Mexico	USA	87502
Business Telephone Number		Change in Name, Address or Telephone Number from last report
649-231-1358
Business Fax Number			Yes
/

Box 4. Jurisdiction(s) where the issuer is a
reporting issuer or the equivalent
X	Alberta	X	Ontario

	British Columbia		Quebec

X	Manitoba		Saskatchewan

Newfoundland

Nova Scotia

Box 5. Insider Holdings and Changes (if initial report, complete sections A, D, E and F only. See also instructions to Box 5)

A	B			C				D	E	F
				Transactions

									Direct/Indirect
Designation of Class of Securities	Balance of Class of Securities on Last Report	Date (Day/Month/Year)	Nature	Number/Value Acquired	Number/Value Disposed of	Unit Price/Exercise Price	USD	Present Balance of Class of Securities Held	Ownership/ Control or Direction	Indentify the Registered Holder where ownership is indirect or where
										control or direction is
										exercised
common share options	750,000	30/06/2002	52		250,000	7.06		500,000	1

Attachment		Box 6. Remarks
No

The undersigned certifies that the information given in this report is true and complete in every respect. It is an offence to submit information that, in a material respect and at the time and in light of the circumstances in which it is submitted, is misleading or untrue.

Correspondence
x		Box 7. Signature
English	French	Name (block letters) STEPHEN FLEMING	Signature	"signed"	Date of the Report (Day/Month/Year)	9/1/2003